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                                                                    Exhibit 99.2

[GRAPHIC]                                                  FOR IMMEDIATE RELEASE
EDO Corporation
Global Technology Reach

                       Investor Contact:                Company Contact:
60 East 42nd Street    Neil Berkman or Melanie Beeler   William J. Frost
Ste. 5010              Berkman Associates               Vice
New York, NY 10165     (310) 277-5162                   President-Administration
212-716-2000           info@BerkmanAssociates.com       (212) 716-2000
                                                        www.edocorp.com

                   EDO Corporation to Offer Convertible Notes

         NEW YORK, NY -- March 27, 2002 -- EDO Corporation (NYSE: EDO) announced today that it has agreed to sell $125 million of five-year, 5 1/4% convertible subordinated notes in a private offering, subject to market and other customary conditions. The company has granted the initial purchasers in the offering a 30-day option to purchase up to an additional $12.8 million principal amount of the notes to cover over-allotments. The notes will be immediately convertible, at the option of the holders, into common shares of EDO Corporation at an initial conversion price of $31.26 per share. The company intends to use the proceeds from the offering for potential acquisitions and for general corporate purposes.

         The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes and the common shares issuable upon conversion of the notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. Under the terms of a registration rights agreement, the company will agree to file a registration statement under the Securities Act with the Securities and Exchange Commission to permit resales to the public of the notes and the common shares issuable conversion.

About EDO Corporation

         EDO Corporation (www.EDOcorp.com) supplies highly engineered products for governments and industry worldwide, including advanced electronic, electromechanical and information systems and engineered materials critical to the mission success of its customers. The Company's Defense segment provides integrated front-line war fighting systems, including radar countermeasure systems, aircraft weapons storage and release systems, airborne mine countermeasure systems, integrated combat systems and sonar systems and professional, operational, technical and information technology services. EDO's Communications and Space Products segment addresses the needs of the remote sensing, communications, navigation, and electronic warfare industries with ultra-miniature electronics and a broad line of antennas. The Company's Engineered Materials segment supplies piezoelectric and advanced composites for the communications, navigation, chemical, petrochemical, paper and oil industries, for civilian infrastructure and military applications.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in effecting the acquisition and integration of other businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings

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                                                                    Exhibit 99.2

and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.